                                                                  EXHIBIT (j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 86 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated December 17, 2002, relating to the financial statements and financial highlights of the Eaton Vance Equity Research Fund (the "Fund") which appears in the October 31, 2002 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

February 26, 2003
Boston, Massachusetts